UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 15, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Encore Acquisition Company (the “Company”) approved the following compensation with respect to the Company’s named executive officers:

		Compensation with respect to 2005
				Number of Shares
Name and Current	2006 Base		Number of Stock	of Restricted
Position	Salaries(1)	Cash Bonus	Options(2)	Stock(3)
I. Jon Brumley	$350,000	$700,000	—	67,254
Chairman of the Board

Jon S. Brumley	$475,000	$525,000	29,949	33,762
President and Chief Executive Officer

Tom H. Olle	$245,000	$160,000	9,127	10,289
Senior Vice President, Asset Management

Robert S. Jacobs	$225,000	$125,000	7,131	8,039
Senior Vice President, Administration

Donald P. Gann	$225,000	$135,000	7,701	8,682
Senior Vice President, North Region and Drilling

(1)	2006 base salaries are effective March 1, 2006.

(2)	The exercise price is $31.10 per share, which was the closing sales price of the Company’s common stock on the New York Stock Exchange on February 15, 2006. The options vest in three equal annual installments beginning February 15, 2007, subject to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement.

(3)	Restricted stock awards vest in four equal annual installments beginning February 15, 2007, subject to the achievement of performance objectives and to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement.
     Also on February 15, 2006, the Compensation Committee increased the base salary for L. Ben Nivens, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, to $215,000 for 2006 and, with respect to 2005 performance, awarded Mr. Nivens a cash bonus of $100,000, 6,431 shares of restricted stock and 5,705 stock options. The terms of Mr. Nivens’ restricted stock and stock options are the same as for the named executive officers described above.
     On February 16, 2006, based on the recommendation of the Compensation Committee, the Company’s Board of Directors approved the terms of the compensation to be paid to each non-management director of the Board in respect of his service on the Board. A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Description of Compensation Payable to Non-Management Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: February 21, 2006	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Accounting Officer and Controller